EXHIBIT 99.5

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

MOTORS LIQUIDATION COMPANY, et al.,	Case No. 09-50026 (REG)
f/k/a General Motors Corp., et al.

Debtors.	(Jointly Administered)

CONSENT DECREE AND SETTLEMENT AGREEMENT BETWEEN
THE DEBTORS, THE UNITED STATES OF AMERICA,
AND THE STATE OF OHIO

I.  BACKGROUND
WHEREAS, Motors Liquidation Company (f/k/a General Motors Corp.) (“MLC”), a Delaware corporation, and certain of its affiliates commenced these chapter 11 cases by filing with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on June 1, 2009, and on October 9, 2009, Remediation and Liability Management Company (“REALM”) and Environmental Corporate Remediation Company, Inc. (“ENCORE”) commenced these chapter 11 cases by filing with the Bankruptcy Court voluntary petitions for relief under the Bankruptcy Code, which cases have been consolidated for procedural purposes and are being administered jointly as Case No. 09-50026 (REG) (the “Bankruptcy Cases”);
WHEREAS, on June 1, 2009, General Motors Corp. also filed a motion to approve the sale of substantially all of its assets pursuant to 11 U.S.C. § 363;
WHEREAS, as part of the sale of assets, General Motors Corp. excluded from the sale certain real property and personalty it owned;

WHEREAS, on July 5, 2009, the Bankruptcy Court approved the sale of assets to NGMCO, Inc. (a/k/a Newco), now known as General Motors Company (“New GM”);
WHEREAS, following the sale of assets, General Motors Corp. was renamed Motors Liquidation Company (“MLC”), and has continued to own and manage the real property assets excluded from the sale to Newco;
WHEREAS, the United States of America (the “United States”), on behalf of the United States Environmental Protection Agency (“EPA”), and the State of Ohio, on behalf of the State of Ohio Environmental Protection Agency (“OEPA”) (collectively, the “Governments”), contend that MLC is liable under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §§ 9601, et seq., to comply with injunctive orders and for costs incurred and to be incurred by the Governments in response to releases and threats of releases of hazardous substances at or in connection with the Garland Road Landfill Superfund Site in Miami County, Ohio (the “Priority Order Site”);
WHEREAS, the United States, on behalf of EPA, has filed a proof of claim in the Bankruptcy Cases (Claim No. 64064) (the “EPA Proof of Claim”) against MLC, regarding, inter alia, the Priority Order Site;
WHEREAS, Ohio, on behalf of OEPA, has filed a proof of claim in the Bankruptcy Cases (Claim No. 50678) (the “State Proof of Claim”) against MLC, regarding, inter alia, the Priority Order Site;
WHEREAS, the United States, acting on behalf of EPA, and Ohio, acting on behalf of OEPA, contend that General Motors Corp. (“GM”) was required to conduct a remedial action pursuant to a Unilateral Administrative Order (“UAO”) issued by EPA to GM on May 14, 2009, under Section 106 of CERLCA, 42 U.S.C. § 9606, to address the immediate health threats posed by trichloroethylene (“TCE”), isopropanol, methylene chloride, methyl ethyl ketone, methyl isobutyl ketone, methanol, other chlorinated and non-chlorinated organic solvents, semi-volatile organic compounds (“semi-VOCs”), polychlorinated biphenyls (“PCBs”), heavy metals, polyaromatic hydrocarbons (“PAHs”) pesticides, phthalates, ammonia, ammonium hydroxide, and paint in the soil and groundwater at the Priority Order Site;
WHEREAS, the United States, on behalf of EPA, contends that MLC is liable for injunctive obligations and claims set forth in the EPA Proof of Claim;
WHEREAS, the United States alleges in the EPA Proof of Claim that MLC’s injunctive obligations to comply with work requirements under court orders, environmental statutes, regulations, administrative orders, licenses, and permits were regulatory obligations that MLC was required to fulfill, including, but not limited to, the work requirements set forth in the UAO;
WHEREAS, the United States also alleges in the EPA Proof of Claim that MLC is obligated to reimburse the United States for past and future response actions and response costs incurred and to be incurred under CERCLA with respect to the Priority Order Site, plus interest;
WHEREAS, as of April of 2009, EPA had incurred at least $1,306,547 in unreimbursed response costs at the Garland Road Site and estimates that future oversight will cost at least $1,268,213;
WHEREAS, in the State Proof of Claim, Ohio alleges that MLC is obligated to reimburse Ohio for past and future response actions and response costs incurred and to be incurred under CERCLA with respect to the Priority Order Site, plus interest;
WHEREAS, as of May of 2009, Ohio had incurred at least $134,326 in unreimbursed response costs at the Garland Road Site;
WHEREAS, MLC does not accept as true all of the allegations in the EPA and State Proofs of Claim referenced above, but has concluded that further litigation or estimation proceedings are not in the best interests of the Debtors and their estates, and that this Garland Road Settlement Agreement is an appropriate means of resolving these matters;
WHEREAS, the parties hereto wish to resolve the Governments’ claims and causes of action with respect to the Priority Order Site and address other issues relating to environmental matters as provided herein;
WHEREAS, the treatment of liabilities provided for herein represents a compromise of the contested positions of the parties and is entered into solely for purposes of this settlement, and the parties reserve their legal arguments as to any issues involved in other matters, including with respect to sites and properties other than the Priority Order Site included in the EPA Proof of Claim and the State Proof of Claim;
WHEREAS, on August 31, 2010, the Debtors filed a proposed joint chapter 11 Plan (as may be amended, the “Plan”) that incorporates this Garland Road Settlement Agreement as a Priority Site Consent Decree and Settlement Agreement to be filed with the Bankruptcy Court;
WHEREAS, in the event that this Garland Road Settlement Agreement is not approved by the Bankruptcy Court, the Parties reserve the right to propose that the cash payment provided for in Paragraph 4 be paid to the Cushion Funding Account as defined by the Environmental Response Trust Consent Decree and Settlement Agreement among Debtors, the Administrative Trustee, the United States, and Certain States, lodged October 20, 2010;
WHEREAS, in consideration of, and in exchange for, the promises and covenants herein, the United States, Ohio, and MLC agree to the terms and provisions of this Garland Road Settlement Agreement;
WHEREAS, settlement of the matters governed by this Garland Road Settlement Agreement is fair, equitable, and in the public interest and is an appropriate means of resolving these matters;

NOW, THEREFORE, without the admission of liability or the adjudication of any issue of fact or law, and upon the consent and agreement of the parties to this Garland Road Settlement Agreement by their attorneys and authorized officials, it is hereby agreed as follows:
II.  DEFINITIONS
1.       Unless otherwise expressly provided herein, terms used in this Settlement Agreement that are defined in CERCLA or its regulations or in the Bankruptcy Code shall have the meaning assigned to them in CERCLA, its regulations, or the Bankruptcy Code.  Whenever terms listed below are used in this Settlement Agreement, the following definitions shall apply:
a.      “Allowed General Unsecured Claim” shall have the meaning set forth in the Plan of Liquidation.
b.      “Claims” has the meaning provided in Section 101(5) of the Bankruptcy Code.
c.      “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
d.       “Debtors” means MLC, REALM, and ENCORE.
e.      “Effective Date” means the day on which the Plan becomes effective in accordance with its terms and the Bankruptcy Court’s order confirming the Plan.
f.      Garland Road Settlement Agreement” means this Consent Decree and Settlement Agreement Between the Debtors, the United States of America on behalf of EPA, and the State of Ohio.
g.      “NPL” means the National Priorities List, 40 C.F.R. Part 300.
h.      Ohio” means the State of Ohio and all of its agencies, departments, and instrumentalities, including OEPA and the Ohio Department of Development.
i.      “Plan” means the joint chapter 11 Plan filed by the Debtors on August 31, 2010, as may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof and incorporating this Garland Road Settlement Agreement.
j.      “Priority Order Site” means the Garland Road Landfill Superfund Site in Miami County, Ohio.
k.      “RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.
l.      “Superfund” means the Hazardous Substances Superfund established pursuant to the Internal Revenue Code, 26 U.S.C. § 9507.
m.      “United States” means the United States of America and all of its agencies, departments, and instrumentalities, including EPA.
n.      “UAO” means the Unilateral Administrative Order issued on May 14, 2009 by U.S. EPA to General Motors and all attachments thereto.
III.  JURISDICTION
2.       The Bankruptcy Court has jurisdiction over the subject matter hereof pursuant to 28 U.S.C. §§ 157, 1331, and 1334, and 42 U.S.C. §§ 9607 and 9613(b), as well as Article VIII of the Plan and the Confirmation Order.
IV.  PARTIES BOUND; SUCCESSION AND ASSIGNMENT
3.       This Garland Road Settlement Agreement applies to, is binding upon, and shall inure to the benefit of the parties hereto, their legal successors and assigns, officers, directors, and employees in their respective capacities as such, and any trustee, examiner, or receiver appointed in the Bankruptcy Cases.
V.  PRIORITY ORDER SITE – CASH PAYMENT
4.In settlement and satisfaction of the injunctive and other work obligations at issue in the UAO and alleged in the Proof of Claim and State Proof of Claim with respect to the Priority

Order Site, EPA shall receive a cash payment in the amount of $6,732,895 from MLC on the Effective Date.  After MLC has paid EPA $6,732,895 and the Allowed General Unsecured Claim  referenced in Paragraph 5, and Ohio the Allowed General Unsecured Claim referenced in Paragraph 6, the Debtors and their successors, assigns, officers, directors and employees in their respective capacities as such shall have no further role or residual interest with respect to the Priority Order Site other than as expressly provided in Paragraphs 19 through 21 of this Garland Road Settlement Agreement, nor shall they have any further liability, duty or obligation in connection with the matters resolved in this Garland Road Settlement Agreement, including all environmental claims and other environmental liabilities asserted in the EPA Proof of Claim and the State Proof of Claim, other than as expressly reserved in Paragraphs 19 through 21 of this Garland Road Settlement Agreement.
VI.  PRIORITY ORDER SITE—ALLOWED GENERAL UNSECURED CLAIMS
5.           In settlement and satisfaction of the claims for past costs and future oversight costs alleged in its Proof of Claim with respect to the Priority Order Site, the United States on behalf of EPA shall have an Allowed General Unsecured Claim in the amount of $2,574,760, classified in Class 3 under the Plan of Liquidation.
6.       In settlement and satisfaction of the claim for past costs alleged in its Proof of Claim with respect to the Priority Order Site, Ohio on behalf of OEPA shall have an Allowed General Unsecured Claim in the amount of $134,326, classified in Class 3 under the Plan of Liquidation.
VII.  TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS
7.       The Allowed General Unsecured Claims under Paragraphs 5 and 6 of this Garland Road Settlement Agreement (i) shall be treated as provided under Section 4.3 of the Plan of Liquidation, and (ii) shall not be subordinated to any other Allowed General Unsecured Claim pursuant to any provision of the Bankruptcy Code or other applicable law, including without limitation sections 105, 510, and 726(a)(4) of the Bankruptcy Code.
8.       Notwithstanding any other provision of this Garland Road Settlement Agreement, and except as provided under applicable law or otherwise ordered by the Bankruptcy Court, there shall be no restrictions on the ability and right of EPA  or OEPA to transfer or sell all or a portion of any securities distributed to it pursuant to the Plan of Liquidation, to sell its right to all or a portion of any distributions under the Plan to one or more third parties, or to transfer or sell to one or more third parties all or a portion of any Allowed General Unsecured Claim pursuant to this Garland Road Settlement Agreement.
VIII.  DISTRIBUTION INSTRUCTIONS
9.       a.     Cash distributions to the United States made by MLC pursuant to Paragraphs 4 or 5 shall be made at https://www.pay.gov to the U.S. Department of Justice account, in accordance with instructions provided to MLC by the Financial Litigation Unit of the United States Attorney’s Office for the Southern District of New York and shall reference Bankruptcy Case Number 09-50026 and DOJ File Number 90-11-3-09754.  The payment instructions provided by the Financial Litigation Unit shall include a Consolidated Debt Collection System (“CDCS”) number, which shall be used to identify all cash distributions required to be made in accordance with this Garland Road Settlement Agreement.  MLC shall transmit written confirmation of such payments to the United States at the addresses specified in Paragraph 24.  In the event that the United States sells or transfers its Allowed General Unsecured Claim, payment shall be made to a transferee only at such time as MLC and its counsel receive written instructions from the United States directing that payments be made to a transferee and instructions as to where such payments should be directed, and, prior to the closing of the Bankruptcy Cases, after an evidence of claim transfer has been filed with the Bankruptcy Court consistent with the terms of the Plan.

b.       Non-cash distributions to the United States made by MLC pursuant to Paragraph 5 shall be made to:
U.S. Environmental Protection Agency
Attn:  Molly Williams
Suite 300
4411 Montgomery Rd.
Cincinnati, OH  45212

MLC shall transmit written confirmation of such distributions to the United States at the addresses specified in Paragraph 24 below.
10.           Special Account.  The total cash distributions to EPA made by MLC pursuant to Paragraphs 4 or 5 (and any net cash received by EPA upon sale of any non-cash distributions made by MLC pursuant to Paragraph 5) shall be deposited in a special account within the Superfund to be retained and used to conduct or finance response actions at or in connection with the Priority Order Site or if no further response action is required, transferred by EPA to the Superfund.
11.           Credits.  The total cash distributions made by MLC under this Garland Road Settlement Agreement (and any net cash received by the Governments upon sale of any non-cash distributions made by MLC pursuant to Paragraphs 5 and 6) shall be credited by EPA to its account for the Priority Order Site, which credit shall reduce the liability of non-settling potentially responsible parties for the particular site by the amount of the credit.
12.       Treatment of Distributions.  None of the distributions made by MLC under this Garland Road Settlement Agreement constitute, nor shall they be construed as, forfeitures, fines, or penalties (or payments in lieu thereof), and nothing herein is intended, or shall be construed, as an admission by MLC or MLC of any facts or any violation of law.  Notwithstanding the foregoing, MLC agrees to comply with all terms of this Garland Road Settlement Agreement upon the Effective Date.

13.       Distributions to Ohio made by MLC pursuant to Paragraph 6 shall be made to:
Ohio Attorney General
Environmental Enforcement Section
30 East Broad Street, 25th Floor
Columbus, Ohio, 43215
Attention:  Karen M. Pierson

IX.  COVENANTS NOT TO SUE
14.       With respect to the Priority Order Site (including the releases of Hazardous Substances from any portion of the Priority Order Site and all areas affected by migration of such substances emanating from the Priority Order Site), and except as specifically provided in Section X (Reservation of Rights), upon the Effective Date, the United States, on behalf of EPA, and Ohio, on behalf of Ohio EPA, covenant not to sue or assert any administrative or other civil claims or causes of action against Debtors under CERCLA, RCRA, and State environmental statutes, as well as any other environmental liabilities asserted in the EPA Proof of Claim or the State Proof of Claim.
15.       With respect to the Priority Order Site, except as specifically provided in Section X (Reservation of Rights), the EPA Proof of Claim and the State Proof of Claim shall be deemed satisfied in full in accordance with the terms of this Garland Road Settlement Agreement to the extent they assert a claim as to the Priority Order Site, the Governments shall not be entitled to file any further claims under CERCLA, RCRA, or State environmental statutes, as well as any other environmental liabilities asserted in the Governments’ Proofs of Claim, whether unsecured, secured, administrative priority or otherwise as to the Priority Order Site, and the Governments shall not receive any other distributions in the Bankruptcy Cases on account of such claims as to the Priority Order Site.
16.       These covenants not to sue in Section IX (and the reservations thereto) shall also apply to Debtors’ successors, assigns, officers, directors, employees, and trustees, but only to the extent that the alleged liability of the successor or assign, officer, director, employee, or trustee of Debtors is based solely on its status as and in its capacity as a successor or assign, officer, director, employee, or trustee of Debtors.  For purposes of this Paragraph, New GM shall not be considered a successor or assign of Debtors.
17.       The covenants not to sue contained in this Garland Road Settlement Agreement extend only to Debtors and the persons described in Paragraph 16 above and do not extend to any other person or entity.  Nothing in this Garland Road Settlement Agreement is intended as a covenant not to sue any person or entity other than the Debtors, the United States, Ohio, and the persons or entities described in Paragraph 16.  Except as provided in Paragraph 16, the United States, Ohio, and Debtors expressly reserve all claims, demands, and causes of action either judicial or administrative, past, present or future, in law or equity, which the United States, Ohio, or Debtors may have against all other persons or entities, firms, corporations, entities, or predecessors of Debtors for any matter arising at or relating in any manner to the Priority Order Site and/or claims or causes of action addressed herein.
18.       Debtors covenant not to sue and agree not to assert claims or causes of action against the United States or Ohio with respect to the Priority Order Site, including but not limited to any direct or indirect claim for reimbursement from (i) the Superfund (established pursuant to the Internal Revenue Code, 26 U.S.C. § 9507) through CERCLA Sections 106(b)(2), 107, 111, 112, 113, 42 U.S.C. §§ 9606(b), 9607, 9611, 9612, 9613, or (ii) any other provision of federal or state law; any claims against the United States or Ohio, including any of their departments, agencies or instrumentalities pursuant to Section 107 or 113 of CERCLA, 42 U.S.C. §§ 9607, 9613, or State environmental statutes; and any claims arising out of the response activities at the Priority Order Site.  Nothing in this Garland Road Settlement Agreement shall be construed to constitute preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611 or 40 C.F.R. § 300.700(d), or State environmental statutes.
X.           RESERVATION OF RIGHTS
19.       The covenants not to sue set forth in Section IX do not apply to any matters other than those expressly specified therein.  The United States and Ohio reserve, and this Garland Road Settlement Agreement is without prejudice to, all rights against Debtors or other persons or entities with respect to all matters other than those set forth in Section IX.  The United States and Ohio also specifically reserve all rights against Debtors with respect to:
(i)	any action to enforce their rights under this Garland Road Settlement Agreement;

(ii)
any claim or cause of action for response costs and injunctive relief under CERCLA Sections 106 and 107, RCRA Sections 3008, 7002 and 7003 or state environmental law for future acts taken by the Debtors after the Effective Date that create liability under CERCLA, RCRA, or state law;

(iii)	criminal liability; and

(iv)	all rights with respect to any site that is not the Priority Order Site.
Debtors’ future acts creating liability under CERCLA, RCRA or state law do not include continuing releases related to Debtors’ conduct at the Priority Order Site prior to the Effective Date.  The United States and Ohio also reserve, and this Garland Road Settlement Agreement is without prejudice to, any liability of Debtors’ successors, assigns, officers, directors, employees, and trustees for response costs and injunctive relief under CERCLA Section 106 and 107, RCRA Sections 7002 and 7003, and state laws for any future acts taken by any such respective entity after the Effective Date that create liability under CERCLA, RCRA or state law.  Future acts creating liability under CERCLA, RCRA, or state law do not include continuing releases related to such party’s conduct at the Priority Order Site prior to the Effective Date.

20.           Nothing in this Garland Road Settlement Agreement shall be deemed to limit the authority of the Governments to take response action under Section 104 of CERCLA, 42 U.S.C. § 9604, or any other applicable federal or state law or regulation, or to alter the applicable legal principles governing judicial review of any action taken by the Governments pursuant to such authority.  Nothing in this Garland Road Settlement Agreement shall be deemed to limit the information-gathering authority of the Governments under Sections 104 and 122 of CERCLA, 42 U.S.C. §§ 9604 and 9622, or any other applicable federal or state law or regulation, or to excuse Debtors from any disclosure or notification requirements imposed by CERCLA, RCRA, or any other applicable federal or state law or regulation.
21.       Except as provided in Paragraph 16, nothing in this Garland Road Settlement Agreement shall be construed to create any rights in, or grant any cause of action to, any person or entity not a party to this agreement.  Except as provided in paragraph 16, nothing in this Garland Road Settlement Agreement diminishes the rights of the Governments, pursuant to Section 113(f)(2) and (3) of CERCLA, 42 U.S.C. § 9613(f)(2)-(3), or State environmental statutes, to pursue any persons or entities not a party hereto to obtain additional response costs or response actions and to enter into settlements that give rise to contribution protection pursuant to Section 113(f)(2), or State environmental statutes.  Except as provided in Paragraph 16, the Governments expressly reserve all existing rights against all persons or entities not a party to this Garland Road Settlement Agreement, including New GM.  MLC reserves all rights against all persons or entities not a party hereto, including the right to dispute claims filed by parties or entities other than the Governments with respect to the Priority Order Site.

XI.  CONTRIBUTION PROTECTION
22.       The parties hereto agree, and by approving this Garland Road Settlement Agreement the Bankruptcy Court finds, that this settlement constitutes a judicially-approved settlement for purposes of Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), and that Debtors are entitled, as of the Agreement Effective Date, to protection from contribution actions or claims as provided by Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2) and any analogous Ohio law, or as may be otherwise provided by law, for “matters addressed” in this Garland Road Settlement Agreement.  The “matters addressed” in this Garland Road Settlement Agreement, as that phrase is used in Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), include, without limitation, response costs incurred or to be incurred by EPA, Ohio, or potentially responsible parties or Claims with respect to the Priority Order Site.
23.       Debtors agree that with respect to any suit for contribution brought against them after the Agreement effective date for matters related to this Settlement Agreement, they will notify the United States within 15 business days of service of the complaint upon them.  In addition, in connection with such suit, Debtors shall notify the United States within 15 business days of service or receipt of any Motion for Summary Judgment and within 15 business days of receipt of any order from a court setting a case for trial (provided, however, that the failure to notify the United States pursuant to this Paragraph shall not in any way affect the protections afforded under Sections IX and X (Covenants Not to Sue and Reservation of Rights)).
XII.  NOTICES AND SUBMISSIONS
24.       Whenever, under the terms of this Garland Road Settlement Agreement, written notice is required to be given, or a report or other document is required to be sent by one party to another, it shall be directed to the individuals at the addresses specified below via U.S. certified mail, return receipt requested, unless those individuals or their successors give notice of a change of address to the other parties in writing.  All notices and submissions shall be considered effective upon receipt, unless otherwise provided.  Except as otherwise provided in this Garland Road Settlement Agreement, written notice as specified herein shall constitute complete satisfaction of any written notice requirement in the Settlement Agreement with respect to the United States, Ohio, and MLC, REALM, and ENCORE, respectively.

The United States:

ROBERT G. DREHER
Assistant Attorney General
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, DC  20044
Ref. DOJ File No. 90-11-3-1-09754

DAVID S. JONES
NATALIE N. KUEHLER
Assistant United States Attorney
Office of the United States Attorney
     for the Southern District of New York
86 Chambers Street, Third Floor
New York, NY  10007

U.S. EPA:

CRAIG KAUFMAN
Attorney-Advisor
U.S. Environmental Protection Agency
Ariel Rios Building
1200 Pennsylvania Avenue, NW
Washington, DC  20460

TERRY BRANIGAN
U.S. Environmental Protection Agency
Region 5, C-14J
77 West Jackson Boulevard
Chicago, Illinois 60604

The State of Ohio:

MICHELLE T. SUTTER
Principal Assistant Attorney General
30 E. Broad Street, 26th Floor
Columbus, Ohio  43215

MLC, REALM, and ENCORE:
TED STENGER
Executive Vice President
Motors Liquidation Company, as agent for
    each of the foregoing entities,
500 Renaissance Center, Suite 1400
Detroit, MI  48243

DAVID R. BERZ
Weil, Gotshal & Manges LLP
Attorneys for Debtors and Debtors in Possession
1300 Eye Street, NW, Suite 900
Washington, D.C.  20005

XIII.  PUBLIC COMMENT
25.           This Garland Road Settlement Agreement will be subject to a public comment period following notice published in the Federal Register and notice under any applicable state law providing for public comment, which may take place concurrent with the judicial approval process under Paragraph 26 hereof.  The United States reserves the right to withdraw or withhold its consent if the public comments regarding the Garland Road Settlement Agreement disclose facts or considerations that indicate that this Garland Road Settlement Agreement is inappropriate, improper, or inadequate.  The United States will promptly provide Debtors copies of any public comments received during the public comment period.  At the conclusion of the public comment period, the

United States will provide the Bankruptcy Court with copies of any public comments and its response thereto.  If the United States withdraws or withholds its consent to the Garland Road Settlement Agreement prior to the Effective Date, this Garland Road Settlement Agreement shall be void and have no further force and effect.  Any changes, revisions or amendments to the Garland Road Settlement Agreement in response to public comment are subject to the approval of all Parties.
XIV.  JUDICIAL APPROVAL
26.           The settlement reflected in this Garland Road Settlement Agreement shall be subject to approval by the Bankruptcy Court pursuant to Bankruptcy Rule 9019.  Debtors shall move promptly for court approval of this Garland Road Settlement Agreement and shall exercise commercially reasonable efforts to obtain such approval.
XV.  PLAN
27.           The Debtors shall incorporate this Garland Road Settlement Agreement into the Plan by reference and approval of this Garland Road Settlement Agreement shall be a condition precedent to confirmation of the Plan.  The Debtors shall not file a Plan or amend the Plan in a manner inconsistent with the terms and provisions of this Garland Road Settlement Agreement, take any other action in the Bankruptcy Cases that is inconsistent with the terms and provisions of this Garland Road Settlement Agreement, or propose terms for any order confirming the Plan that are inconsistent with this Garland Road Settlement Agreement.  The Governments shall not oppose any term or provision of the Plan or an order confirming the Plan that is addressed by and is consistent with this Garland Road Settlement Agreement.  The Parties reserve all other rights or defenses that they may have with respect to the Plan.  In the event of any inconsistency between the

Plan, any order confirming the Plan, and this Garland Road Settlement Agreement, the terms of this Garland Road Settlement Agreement shall control.

XVI.  RETENTION OF JURISDICTION
28.           The Bankruptcy Court shall retain jurisdiction over both the subject matter of this Garland Road Settlement Agreement and the parties hereto, for the duration of the performance of the terms and provisions of this Garland Road Settlement Agreement for the purpose of enabling any of the parties to apply to the Bankruptcy Court at any time for such further order, direction and relief as may be necessary or appropriate for the construction or interpretation of this Garland Road Settlement Agreement, or to effectuate or enforce compliance with its terms.
XVII.  EFFECTIVENESS OF SETTLEMENT AGREEMENT
29.           This Garland Road Settlement Agreement shall be effective after the close of the public comment period in accordance with Paragraph 25, approval by the Bankruptcy Court pursuant to Paragraph 26, and upon the Effective Date of the Debtor’s Plan incorporating this Garland Road Settlement Agreement.
XVIII.  SIGNATORIES/SERVICES
30.           The signatories for the parties each certify that he or she is authorized to enter into the terms and conditions of this Garland Road Settlement Agreement and to execute and bind legally such party to this document.

[REMAINDER OF THE PAGE LEFT BLANK]

THE UNDERSIGNED PARTIES ENTER INTO THIS SETTLEMENT AGREEMENT:

FOR THE UNITED STATES:	PREET BHARARA
United States Attorney for the
Southern District of New York

/s/ Robert G. Dreher		/s/
Robert G. Dreher		David S. Jones
Acting Assistant Attorney General		Natalie N. Kuehler
Environment and Natural Resources		Assistant U.S. Attorneys
Division		86 Chambers St., 3rd Floor
U.S. Department of Justice		New York, NY 10007

Date:	12/13/10	Date:	12/14/2010

/s/ Alan S. Tenenbaum
Alan S. Tenenbaum
National Bankruptcy Coordinator
Patrick Casey
Senior Counsel
Environment and Natural Resources Division
Environmental Enforcement Section
U.S. Department of Justice

Date:	12/14/10

/s/ Cynthia Giles
Cynthia Giles
Assistant Administrator
Office of Enforcement and Compliance
Assurance
U.S. Environmental Protection Agency

Date:	11/17/10

FOR OHIO:

Date:	11/22/10		/s/ Michelle T. Sutter
RICHARD CORDRAY
Attorney General for the State of Ohio

By:
Michelle T. Sutter
Principal Assistant Attorney General
30 E. Broad Street, 25th Floor
Columbus, Ohio 43215
Tel.: (614) 466-2766
Fax: (614) 483-1104
Email:michelle.sutter@ohioattorneygeneral.gov

FOR MLC, REALM, AND ENCORE:

Date:	/s/ Ted Stenger
Ted Stenger
Executive Vice President
Motors Liquidation Company, as agent for each of the foregoing entities,
500 Renaissance Center, Suite 1400
Detroit, MI 48243
Tel.: (313) 486-4044
Fax: (313) 486-4259
Email: tstenger@alixpartners.com

Date:	/s/ James M. Redwine
James M. Redwine
Vice President of Environmental Affairs
Motors Liquidation Company, as agent for each of the foregoing entities

Date:	12/6/10	/s/ David R. Berz
David R. Berz
Weil, Gotshal & Manges LLP
Attorneys for Debtors and Debtors in Possession
1300 Eye Street, NW, Suite 900
Washington, D.C. 20005
Tel.: (202) 682-7000
Fax: (202) 857-0939
Email: david.berz@weil.com